Exhibit 10.2

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (including the schedules, annexes and exhibits hereto, this “Agreement”), dated as of March 24, 2025, is entered into by and among The Oncology Institute, Inc., a Delaware corporation (the “Company”), Deerfield Private Design Fund V, L.P., (“DPD V”) Deerfield Private Design Fund IV, L.P. (“DPD IV”), and Deerfield Partners, L.P. (“DP” and together with DPD V and DPD IV, the “Holders” and each a “Holder”).

RECITALS:

A.The Company is a party to that certain Facility Agreement, dated as of August 9, 2022, by and among the Company, DP, as agent for itself and the other lenders, DPD IV and DPD V (together with all exhibits and schedules thereto and as may be amended, restated, modified and supplemented from time to time, the “Facility Agreement”).

B.As of the date hereof, each Holder holds a Note (as defined in the Facility Agreement) with an outstanding balance equal to the amount set forth opposite such Holder’s name on Schedule A hereto under the caption “Outstanding Principal Amount.”

C.On February 26, 2025, the Company, the other Loan Parties (as defined in the Facility Agreement) signatory thereto and DP, as agent, entered into that certain Limited Consent and Amendment No. 1 to Facility Agreement (the “2025 Consent and Amendment”), which provides, among other things, for the Participation Right (as defined in the 2025 Consent and Amendment).

D.Concurrently with the execution and delivery of this Agreement, the Company is entering into a Securities Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), by and among the Company and each of the Investors listed on Exhibit A thereto, pursuant to which the Company has agreed to issue and sell an aggregate of 12,006,510 shares (the “PIPE Shares”) of the common stock, par value $0.0001 per share (the “Common Stock”), of the Company, warrants to purchase up to 7,446,562 shares of Common Stock in substantially the form of the warrants attached as Exhibit B to the Purchase Agreement (the “PIPE Common Warrants”) and pre-funded warrants to purchase up to 2,886,614 shares of Common Stock in substantially the form of the warrant attached as Exhibit C to the Purchase Agreement (together with the PIPE Common Warrants, the “PIPE Warrants”).

E.Contemporaneously with the sale of the PIPE Shares and the Warrants pursuant to the Purchase Agreement, the parties thereto have agreed to execute and deliver a Registration Rights Agreement, substantially in the form attached as Exhibit D to the Purchase Agreement.

F.Prior to the date hereof, the Company designated a series of preferred stock as Series A Common Stock Equivalent Convertible Preferred Stock (the “Series A Common Equivalent Preferred Stock”), by filing with the Secretary of State of the State of Delaware a Certificate of Designation of Preferences, Rights and Limitations of Series A Common Equivalent Preferred Stock of the Company (the “Existing Certificate of Designation”). In connection with the transactions contemplated hereby, the Company proposes to amend the Existing Certificate of Designation to increase the number of shares of Series A Common Equivalent Preferred Stock that the Company is authorized to issue by filing an amendment to the Existing Certificate of Designation in substantially the form of Exhibit A (the “Certificate of Designation Amendment” and the Existing Certificate of Designation, as amended thereby, the “Certificate of Designation”).

G.Each Holder desires to exercise its Participation Right in connection with the transactions contemplated by the Purchase Agreement and, pursuant to this Agreement (and subject to the terms and conditions hereof), in accordance with Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), each Holder will exchange the principal amount of such Holder’s Note set forth opposite such Holder’s name on Schedule A hereto under the caption “Exchanged Principal Amount” (the “Exchanged Principal Amount”) for shares of the Company’s Series A Common Stock Equivalent Convertible Preferred Stock (the “Series A Common Equivalent Preferred Stock”) and a Common Stock Purchase Warrant in substantially the form of Exhibit B (each, a “Warrant”).

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NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Article I.
exchange; closing

Section 1.01. Exchange. Subject to the terms and conditions hereof, at the Closing (as defined below), each Holder and the Company hereby agree to exchange the Exchanged Principal Amount of such Holder’s Note for the issuance and delivery by the Company to such Holder of (i) the number of shares of Series A Common Equivalent Preferred Stock set forth opposite such Holder’s name under the caption “Exchange Shares” on Schedule A hereto (the “Exchange Shares” and the shares of Common Stock issuable upon the conversion thereof, the “Conversion Shares”) and (ii) a Warrant to purchase the number of shares of Common Stock set forth opposite such Holder’s name under the caption “Warrant Shares” (such warrant, the “Exchange Warrant” and the shares issuable pursuant to the Exchange Warrant, the “Warrant Shares” and, together with the Exchange Warrant, the Exchange Shares and the Conversion Shares, the “Securities”). The exchange contemplated by this Section 1.01 is referred to herein as the “Exchange.”

Section 1.02. Closing and Settlement.

(a) Subject to the satisfaction (or waiver) of all of the conditions to the Exchange set forth in Article IV, the closing of the Exchange (the “Closing”) shall be consummated and become effective substantially contemporaneously with the closing of the transactions contemplated by the Purchase Agreement (the time of such effectiveness, the “Effective Time” and the date of such Closing, the “Closing Date”).

(b) At the Closing, the Company shall (i) issue to each Holder (or its designee) its Exchange Shares and deliver to such Holder stock certificates, duly executed on behalf of the Company, representing such Holder’s Exchange Shares; and (ii) issue and deliver to each Holder its Exchange Warrant, duly executed on behalf of the Company.

(c) Upon the Effective Time, each Holder shall be deemed for all purposes to have become the legal, beneficial and record holder of its Exchange Shares and its Exchange Warrant and, upon the issuance to each Holder of its Exchange Shares and Exchange Warrant and payment to each Holder of the Cash Interest (as defined below) as provided in Section 1.03, the Obligations under the Note shall be deemed to have been reduced by the Exchanged Principal Amount.

(d) Upon the request of any Holder following the Effective Time, the Company shall deliver to each Holder in replacement of its Note a new Note in a principal amount that gives effect to the Exchange. As promptly as possible thereafter (and provided that each Holder shall have received the Exchange Shares, the Exchange Warrant and payment to each Holder of the Cash Interest as provided in Section 1.03) each Holder shall deliver the Note for cancellation. For the avoidance of doubt, the Exchange shall not be conditioned upon, or be subject to, the delivery of such new Note by the Company or delivery of the existing Note by each Holder.

Section 1.03. Cash Interest. The Company shall pay or cause to be paid to each Holder any accrued and unpaid interest on the Exchanged Principal Amount through and including the Closing Date by wire transfer of immediately available funds denominated in United States dollars, to an account designated by each Holder at least one Business Day prior to the Closing Date (the “Cash Interest”). Upon the delivery to each Holder of such Holder’s Exchange Shares and Exchange Warrant, and the payment to such Holder of Cash Interest, any and all Make Whole Amounts (as defined in the Facility Agreement) that would otherwise be due and owing to such Holder under the Facility Documents (as defined in the Facility Agreement) in respect of such Holder’s Exchanged Principal Amount shall be deemed to be irrevocably and indefinitely waived by such Holder, in accordance with Section 3(b)(vi) of the 2025 Consent and Amendment.

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Article II.

REPRESENTATIONS AND WARRANTIES

Section 2.01. Representations and Warranties of the Holders. Each Holder, severally and not jointly, hereby represents and warrants to the Company as of the date of this Agreement and as of the Effective Time as follows:

(a) Incorporation and Authority. Such Holder is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Such Holder has all requisite limited partnership power to enter into, consummate the transactions contemplated by, and carry out its obligations under this Agreement. The execution and delivery by such Holder of this Agreement and the consummation by such Holder of the transactions contemplated by this Agreement have been duly authorized by all requisite limited partnership action on the part of such Holder. This Agreement has been duly executed and delivered by such Holder. Assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of such Holder, enforceable against it in accordance with its terms, subject in each case to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

(b) Non-Contravention.

(i) Neither the execution, delivery and performance by such Holder of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by such Holder with any of the provisions hereof or thereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien (as defined in the Facility Agreement) upon any of the properties or assets of such Holder under any of the terms, conditions or provisions of (i) its governing instruments or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Holder is a party or by which it may be bound, or to which such Holder or any of the properties or assets of such Holder may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any Law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to such Holder or any of their respective properties or assets, except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not reasonably be expected to materially and adversely affect such Holder’s ability to perform its respective obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(ii) Other than filings with the SEC which may be required under Section 13(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on the part of such Holder and other persons that may be deemed to beneficially own the Securities, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity (as defined below), nor expiration or termination of any statutory waiting period, is necessary for the consummation by such Holder of the transactions contemplated by this Agreement.

(c) Ownership of the Exchanged Notes. Such Holder is the record and beneficial owner of, and has good and valid title to, its Note, free and clear of all Liens, and has full power to dispose thereof and to exercise all rights thereunder (other than as restricted by this Agreement or the Facility Agreement and other than pledges or security interests that such Holder may have created in favor of a prime broker under and in accordance with its prime brokerage account with such broker), without the consent or approval of, or any other action on the part of, any other Person.

(d) Brokers and Finders. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the consummation of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Holder.

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(e) No Governmental Review. Such Holder acknowledges and understands that no United States federal or state agency or any other government or Governmental Entity has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities

Section 2.02. Representations and Warranties of the Company. The Company hereby represents and warrants to each Holder as of the date of this Agreement and as of the Effective Time as follows:

(a) Incorporation and Authority.

(i) The Company is duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite corporate or other applicable organizational power to (i) enter into, consummate the transactions contemplated by, and carry out its obligations under this Agreement, the Certificate of Designation (as defined below), and each other agreement, document, instrument, schedule or certificate contemplated by this Agreement to be executed by the Company in connection with or as a condition to each Holder’s obligation to consummate the transactions contemplated hereunder (the “Ancillary Documents”), including the issuance of the Exchange Shares and the Exchange Warrants hereunder, the issuance of the Conversion Shares in accordance with the Certificate of Designation and the issuance of the Warrant Shares in accordance with the Exchange Warrants, and (ii) own, lease and operate its properties and carry on its business as presently conducted, and the Company is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except for any failure under clause (ii) that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (as defined below).

(ii) The execution and delivery by the Company of this Agreement and each Ancillary Document, and the consummation by the Company of the transactions contemplated by this Agreement and the Ancillary Documents have been duly authorized by all requisite corporate or other similar organizational action on the part of the Company. Without limiting the foregoing, no stockholder approval is required in connection with the execution and delivery of this Agreement or any Ancillary Document, or the consummation of the transactions contemplated hereby or thereby (including the issuance of the Exchange Shares and the Exchange Warrants hereunder, the issuance of the Conversion Shares in accordance with the Certificate of Designation and the issuance of the Warrant Shares in accordance with the Exchange Warrants), including any stockholder approval that would be necessary to remain in compliance with the rules of the Nasdaq Stock Market LLC (“Nasdaq”) or required under the rules and regulations of the SEC or the General Corporation Law of the State of Delaware. This Agreement has been, and each Ancillary Document will be, duly executed and delivered by the Company. Assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes, and each of the Ancillary Documents will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject in each case to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

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(iii) Neither the execution and delivery by the Company of this Agreement and each Ancillary Document, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof will (a) violate or conflict with the organizational documents of the Company, (b) conflict with or violate any Law applicable to the Company or by which any of its properties or assets is bound or subject or (c) result in any breach of, or constitute a default (or event which, with the giving of notice or lapse of time or both, would constitute a default) under, or give to any person any rights of termination, acceleration or cancellation of or result in the creation of any Lien on any of the assets or properties of the Company, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets is bound or subject, except, in the case of clauses (b) and (c), for any such conflicts, violations, breaches, defaults, terminations, accelerations, cancellations or creations as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The execution and delivery of this Agreement and the issuance (directly or indirectly) of the Securities is not, and will not be, subject to, or trigger, any preemptive rights, rights of first refusal, rights of first offer, notice rights, approval/consent rights, voting rights, review rights or similar rights of any third party and will not trigger any price reset or anti-dilution rights.

(iv) Except for compliance with any applicable state securities or blue sky laws, no consent or approval of, or filing or registration with, any Governmental Entity is necessary for the execution, delivery and performance by the Company of this Agreement or the Ancillary Documents, other than such other consents, approvals, filings or registrations that, if not obtained, made or given, would not, individually or in the aggregate, be material to the Company and its subsidiaries, taken as a whole.

(b) Sale of Securities. The offer, issuance and sale of the Exchange Shares and the Exchange Warrants pursuant to this Agreement and the Conversion Shares in accordance with the Certificate of Designation are exempt from the registration and prospectus delivery requirements of the Securities Act and the rules and regulations promulgated thereunder pursuant to Section 3(a)(9) of the Securities Act. Neither the Company nor any person acting on its behalf, has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of the Exchange Shares or Exchange Warrants under this Agreement, the Conversion Shares under the Certificate of Designation or the Warrant Shares in accordance with the Exchange Warrants to be integrated with prior offerings by the Company, and the Company covenants and agrees that, following the date hereof, it will not take any action or steps that would cause the offering or issuance of the Exchange Shares or Exchange Warrants under this Agreement, the Conversion Shares under the Certificate of Designation or the Warrant Shares in accordance with the Exchange Warrants to be integrated with other offerings, in each case, for purposes of (i) the Securities Act that would result in any applicable exemption from registration under the Securities Act not being available for the offer, sale or issuance of the Securities or (ii) the stockholder approval provisions of Nasdaq. Neither the Company nor any other person acting on its behalf has paid any commission or remuneration that would render the exemption from registration under Section 3(a)(9) under the Securities Act unavailable in connection with the issuance of the Securities.

(c) Validity. The Exchange Shares, the Conversion Shares and the Warrant Shares have been duly authorized and, when issued pursuant to this Agreement, the Certificate of Designation or the Exchange Warrants, as applicable, shall be validly issued, fully paid and non-assessable and not subject to pre-emptive rights created by statute, the bylaws of the Company (as amended or modified from time to time prior to the Effective Time, the “Bylaws”) or the certificate of incorporation of the Company (as amended or modified from time to time prior to the date Effective Time, the “Certificate of Incorporation”) or any contract to which the Company is a party or is otherwise bound. As of the Effective Time, the Company shall have the right, authority and power to issue, assign and deliver the Securities to each Holder. Upon delivery of the Securities to each Holder, such Holder shall acquire good, valid and marketable title to the Securities, free and clear of all Liens, other than restrictions on transfer of the Warrant Shares imposed by applicable securities Laws to the extent such Warrant Shares are issued to such Holder pursuant to an exercise of the Exchange Warrants for cash. The Company has reserved from its duly authorized capital stock 3,723,283 shares of Common Stock for issuance hereafter upon conversion of the Exchange Shares (in addition to shares of Common Stock reserved for issuance upon conversion of any other shares of Series A Common Equivalent Preferred Stock) and 1,861,642 shares of Common Stock for issuance hereafter upon exercise of the Exchange Warrants.

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(d) Brokers and Finders. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the consummation of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or its Affiliates. For the avoidance of doubt, the Placement Agent (as defined in the Purchase Agreement) will not receive any remuneration for the offer, sale or issuance of the Securities.

(e) Anti-Takeover Provisions. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any “control share acquisition,” “interested stockholder,” “business combination,” “fair price,” “moratorium,” or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the Laws of the State of Delaware which is applicable to each Holder as a result of the consummation of the transactions contemplated by this Agreement and the Ancillary Documents in the manner contemplated hereby and thereby, including the Company’s issuance of the Preferred Shares and the Conversion Shares and each Holder’s ownership of the Preferred Shares and the Conversion Shares.

(f) Investment Company Status. Neither the Company nor any of its subsidiaries is an “investment company,” and neither the Company nor any of its subsidiaries is a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(g) Certificate of Designation. The Certificate of Designation is effective and has not been rescinded or revoked.

(h) Full Disclosure. Except for the transactions contemplated by this Agreement, including the filing of the Certificate of Designations Amendment, or the Purchase Agreement, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company or any of its subsidiaries, or any of its or their business, properties, prospects, operations or financial condition, (i) that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Common Stock or (ii) that, under applicable securities laws, is required to have been, or be, publicly disclosed by the Company (on SEC Form 8-K otherwise) prior to, on or within four (4) Business Days after the date this representation is made, and, in either case, that has not been publicly disclosed by the Company at least one (1) Business Day prior to the date this representation is made.

(i) Incorporation by Reference. Each of the representations and warranties of the Company set forth in Section 3 of the Purchase Agreement are true and correct as of the date hereof and are incorporated herein by reference, with the same force and effect as if fully set forth herein, mutatis mutandis.

Article III.
COVENANTS

Section 3.01. 2025 Consent and Amendment. Each of the Company and each Holder acknowledges and agrees that the Securities constitute “Participation Securities” within the meaning of such term under the 2025 Consent and Amendment, and that each Holder shall be entitled, with respect to such Holder’s Securities, to all of the rights, benefits and privileges as are provided under the 2025 Consent and Amendment in respect of Participation Securities. Without limiting the generality of the foregoing, each party hereto acknowledges and agrees that the provisions of Sections 6(f) (Reservation of Shares), 6(g) (Issuance of Participation Securities), 6(h) (Registration Statement), 6(i) (Listing), 6(k) (Taxes) and 6(l) (Tax Treatment) of the 2025 Consent and Amendment are hereby incorporated herein by reference, with the same force and effect as if such provisions were fully set forth herein, mutatis mutandis. The parties further agree that any notice or election permitted or required to be given or made pursuant to Section 3(b) of the 2025 Consent and Amendment shall be deemed to have been timely given or made in respect of the offer and sale of securities contemplated by this Agreement and the Purchase Agreement (for the avoidance of doubt, without giving effect to any amendment or modification thereof, or waiver of any provision thereunder).

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Section 3.02. Reservation of Shares. On and after the date hereof, the Company shall at all times reserve and keep available, free of preemptive or similar rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue all of the Conversion Shares pursuant to the Certificate of Designation (without regard to the Beneficial Ownership Cap (as defined in the Certificate of Designation)) and all of the Warrant Shares pursuant to the Warrants (assuming the exercise thereof for cash, and without regard to the Beneficial Ownership Limitation (as defined in the Warrants)).

Section 3.03. Certain Stockholders’ Rights Plans. At any time that any Securities remain outstanding, the Company shall not adopt any stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan that is applicable to each Holder unless the Company has excluded each Holder from the definition of “acquiring person” (or such similar term) as such term is defined in such anti-takeover agreement to the extent of such Holder’s beneficial ownership of Preferred Stock or Common Stock owned as of the date any such agreement or plan is adopted by the Company.

Section 3.04. Blue Sky Filings. The Company shall make all filings, if any, under applicable securities or “Blue Sky” Laws of the states of the United States as shall be necessary in connection with the offering and sale of the Preferred Shares and the Conversion Shares.

Section 3.05. No Exchange Act Registration. For so long as any Preferred Shares remain outstanding, the Company shall not register, or permit the registration of, the Series A Common Equivalent Preferred Stock under the Exchange Act.

Section 3.06. Disclosure.

(a) The Company shall, by 8:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Agreement, file with the SEC a Current Report on Form 8-K (including all exhibits thereto, the “Disclosure Document”) disclosing all material terms of the transactions contemplated by this Agreement, the Purchase Agreement, the Ancillary Documents and the Transactions Agreements (as defined in the Purchase Agreement) and attaching this Agreement, the Purchase Agreement, the Certificate of Designation Amendment and the other Transaction Agreements (or forms thereof) as exhibits to such Disclosure Document (in each case, without redaction, and included the schedules and exhibits thereto), and all material non-public information concerning the Company or its securities disclosed to any Holder or any Affiliate, agent or representative of any Holder on or prior to the date hereof in connection with the transactions contemplated hereby. At or prior to 8:00 a.m. (New York City time) on the first (1st) Business Day immediately following the earlier of (i) the Effective Time and (ii) the date this Agreement is terminated, the Company shall file with the SEC a Current Report on Form 8-K (y) disclosing the occurrence of the Effective Time, the consummation of the Exchange and the consummation of the transactions contemplated by the Purchase Agreement or (z) disclosing that this Agreement has been terminated (the “Closing Form 8-K”). The Company represents and warrants that, from and after the filing of the Disclosure Document, it shall have publicly disclosed all material, non-public information (if any) provided or made available to any Holder (or any Holder’s Affiliates, agents or representatives) by the Company or any of its officers, directors, employees, Affiliates or agents in connection with the transactions contemplated by this Agreement or otherwise on or prior to the date hereof. Notwithstanding anything contained in this Agreement to the contrary, and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that, from and after the filing of the Disclosure Document, neither any Holder nor any affiliate of any Holder shall have (unless expressly agreed to by such Holder after the date hereof in a written definitive and binding agreement executed by the Company and such Holder or customary oral (confirmed by e-mail) “wall cross” agreement, any duty of trust or confidence with respect to, or a duty not to trade in any securities while aware of, any information regarding the Company.

(b) Notwithstanding anything in this Agreement to the contrary, the Company shall not publicly disclose the name of any Holder or any of its affiliates or advisers, or include the name of any Holder or any of its affiliates or advisers in any press release or filing with the SEC (other than any registration statement contemplated by the RRA) or any regulatory agency, without the prior written consent of the Holder, except (i) as required by the federal securities law in connection with (A) any registration statement contemplated by the RRA and (B) the filing of this Agreement and the RRA with the SEC or pursuant to other routine proceedings of regulatory authorities, or (ii) to the extent such disclosure is required by Law, at the request of the staff of the SEC or regulatory agency or under the regulations of the Nasdaq Capital Market.

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Section 3.07. Certain Securities Law Matters. The Company represents, warrants, acknowledges and agrees that (i) the Conversion Shares, when issued upon conversion of the Exchange Shares in accordance with the Certificate of Designation, shall assume the unrestricted character of the Exchange Shares; (ii) the Unrestricted Condition specified in clause (A) of Section 6(d)(ii) of the Certificate of Designation shall be deemed to have been satisfied in respect of such Exchange Shares and Conversion Shares; (iii) as of the date hereof the Conversion Shares and the Exchange Shares are not, and following the date hereof will not be, subject to any stop transfer instructions restricting the sale or transferability thereof; (iv) upon any Cashless Exercise (as defined in the Warrants) of the Warrants, the Warrant Shares issuable upon such Cashless Exercise will not be subject to any stop transfer and (v) for purposes of Rule 144, each Holder shall be deemed to have acquired its Exchange Shares and its Warrant on the date such Holder acquired its Note. The Exchange Shares and the Conversion Shares are not subject to any restrictions on transfer under the Bylaws.

Section 3.08. Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Holders, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any National Exchange such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

Section 3.09. No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Holder under this Agreement or any Ancillary Document.

Section 3.10. Indemnification.

(a) The Company agrees to indemnify and hold harmless each Holder and its Affiliates, and their respective directors, officers, trustees, members, managers, employees, investment advisers and agents (collectively, the “Indemnified Persons”), from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the this Agreement or any Ancillary Agreement, and will reimburse any such Person for all such amounts as they are incurred by such Person.

(b) Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, that, any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the indemnified party in respect of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing, or wrongdoing or malfeasance by or on behalf of, the indemnified party. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.

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Section 3.11. Reservation of Common Stock. As of the date of this Agreement, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Conversion Shares upon conversion of the Exchange Shares (without regarding to the Beneficial Ownership Cap) and the Warrant Shares that are issuable pursuant to the Warrants (assuming the exercise thereof for cash and without regard to the Beneficial Ownership Limitation).

Section 3.12. Certificate of Amendment to Certificate of Designation. The Company shall, promptly following the date hereof (and in any event prior to the Closing), cause the Certificate of Designation Amendment to be filed with the Secretary of State of the State of Delaware and to become effective.

Article IV.
CONDITIONS.

Section 4.01. Conditions to the Company’s and each Holder’s Obligations. The obligations of each Holder, on the one hand, and the Company, on the other hand, to consummate the Exchange and effect the Closing are subject to the satisfaction at the Closing of the following condition:

(a) No temporary restraining order, preliminary or permanent injunction or other judgement or order issued by any Governmental Entity shall have been issued, and no Law shall be in effect, restraining, enjoining, making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; and

(b) The consummation of the transactions contemplated by the Purchase Agreement shall be occurring substantially contemporaneously with the Closing.

Section 4.02. Conditions to the Company’s Obligations. The obligation of the Company to consummate the Exchange and effect the Closing is subject to the satisfaction at or prior to the Closing of the following conditions:

(a) The representations and warranties of the Holder contained in Section 2.01 shall be true and correct as of the date when made and as of the Closing Date as though made as of such date (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to materially impair or delay the Holder’s ability to perform or comply with its obligations under this Agreement or to consummate the transactions contemplated hereby, and the Holder shall have in all material respects performed, satisfied and complied with the covenants, agreements and conditions required hereunder to be performed, satisfied or complied with by the Holder at or prior to the Closing Date.

Section 4.03. Conditions to the Holder’s Obligations. The obligation of the Holder to consummate the Exchange and effect the Closing is subject to the satisfaction at or prior to (or in the case of Subsection 4.03(h), substantially contemporaneously with) the Closing of the following conditions:

(a) The Company shall have delivered to the Holder at the Closing the deliverables set forth in Section 1.02(b);

(b) The representations and warranties of the Company contained herein shall be true and correct in all material respects, except for those representation and warranties qualified by materiality or Company Material Adverse Effect, which shall be true and correct in all respects, as of the date of this Agreement and as of the Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date, except for those representations and warranties qualified by materiality or Company Material Adverse Effect, which shall be true and correct in all respects as of such earlier date;

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(c) The Company shall have performed in all material respects the obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date;

(d) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Securities, all of which shall be in full force and effect;

(e) Since the date of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Company Material Adverse Effect;

(f) An authorized officer of the Company shall have delivered to the Holders a certificate, dated as of the Closing Date, certifying that as of such date the conditions specified in Sections 4.03(b) (Representations and Warranties), 4.03(c) (Performance), 4.03(d) (Consents) and 4.03(e) (Adverse Changes) of this Agreement, and Sections 3(c)(i) and 3(c)(iii) of the 2025 Consent and Amendment, have been fulfilled;

(g) The Secretary of the Company shall have delivered to the Holders at the Closing Date a certificate certifying (i) the Certificate of Incorporation; (ii) the Bylaws; and (iii) resolutions of the Company’s Board of Directors (or an authorized committee thereof) approving this Agreement, the Ancillary Documents, the Purchase Agreement, the other Transaction Agreements, the transactions contemplated by this Agreement and the Purchase Agreement and the issuance of the Securities;

(h) The consummation of the transactions contemplated by the Purchase Agreement shall be occurring substantially contemporaneously with the Closing, and the Company shall have received payment, by wire transfer of immediately available funds, of the aggregate purchase price of $16,444,698.86 from the investors party to the Purchase Agreement;

(i) The Holders shall have received customary legal opinions from Latham and Watkins LLP, as counsel to the Company, in form and substance reasonably satisfactory to the Lender;

(j) Each Holder shall have received the Cash Interest;

(k) The Company shall have executed and delivered to each Holder a Registration Rights Agreement in substantially the form attached hereto as Exhibit C (the “RRA”); and

(l) The Company shall have delivered to the Holders a copy of the Certificate of Designations Amendment, certificated by the Secretary of State of the State of Delaware, and the Certificate of Designations Amendment shall have become effective; and

(m) The Borrower shall have delivered to the Lender such other documents relating to the transactions contemplated by this Agreement as the Lender or its counsel may reasonably request.

Article V.
MISCELLANEOUS

Section 5.01. Entire Agreement. This Agreement, together with the Certificate of Designation, the 2025 Consent and Amendment and the RRA, constitute the entire agreement, and supersede all other prior and contemporaneous agreements and understandings, both oral and written among the Holders and the Company with respect to the subject matter hereof.

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Section 5.02. Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Holders. No waiver of any breach or default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent breach or default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 5.03. Successors and Assigns. All of the covenants and provisions of this Agreement by or for the benefit of the Holders or the Company shall bind and inure to the benefit of their respective successors and permitted assigns. No party hereunder may assign its rights or obligations hereunder without the prior written consent of the other parties hereto, except that any Holder may assign its rights hereunder to any assignee or transferee of Securities after the Effective Time.

Section 5.04. Counterparts; Effectiveness. This Agreement and any amendment hereto may be executed and delivered in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

Section 5.05. Effect of Headings. The section and subsection headings herein are for convenience only and not part of this Agreement and shall not affect the interpretation thereof.

Section 5.06. Further Assurances. The parties hereby agree, from time to time, as and when reasonably requested by any other party hereto, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements, including secretary’s certificates, stock powers and irrevocable transfer agent instructions, and to take or cause to be taken such further or other action, as may be reasonably necessary or desirable in order to carry out the intent and purposes of this Agreement.

Section 5.07. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

Section 5.08. Governing Law. This Agreement will be governed by and construed in accordance with the Laws of the State of Delaware (without giving effect to any conflicts of law rules or principles that would result in the application of the law of any other jurisdiction). The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. The parties hereby irrevocably and unconditionally consent to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waive, to the fullest extent permitted by Law, any objection that they may now or hereafter have to the laying of the venue of any such action, suit or proceeding in any such court or that any such action, suit or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.10 shall be deemed effective service of process on such party.

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Section 5.09. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.10. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by electronic mail (so long as such transmission does not generate an error message or notice of non-delivery), (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Holder:

c/o Deerfield Management Company L.P.
345 Park Avenue South, 12th Floor
New York, NY 10010

Attn: Legal Department

E- mail: legalnotice@deerfield.com

with a copy to:

Katten Muchin Rosenman LLP
525 W. Monroe Street
Chicago, Illinois 60661

Attn: Mark D. Wood, Esq

 Jonathan D. Weiner, Esq.

E- mail: mark.wood@katten.com

  jonathan.weiner@katten.com

If to the Company:

The Oncology Institute Inc.

18000 Studebraker Rd. Suite 800

Cerritos, CA 90703

Attention:Daniel Virnich

 Mark Hueppelsheuser

E-mail: DanielVirnich@theoncologyinstitute.com

 MarkHueppelsheuser@theoncologyinstitute.com

with copies (which shall not constitute notice) to:

Latham & Watkins LLP

10250 Constellation Blvd, Suite 1100

Century City, CA 90067

Attention: Steven Stokdyk

 Brent Epstein

E- mail: Steven.Stokdyk@lw.com

  Brent.Epstein@lw.com

Section 5.11. Interpretation; Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex, letter and schedule references not attributed to a particular document shall be references to such exhibits, annexes, letters and schedules to this Agreement. In addition, the following terms are ascribed the following meanings:

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(a) the word “or” is not exclusive;

(b) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(c) the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(d) “beneficial owner,” “beneficially own” or “beneficial ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a person or entity’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance);

(e) the term “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in New York, New York generally are authorized or required by Law or other governmental action to close; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in New York, New York generally are open for use by customers on such day; and

(f) the term “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

(g) “Affiliate” means, with respect to any specified person, any other person that, at the time of determination, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified person. Without limiting the foregoing, with respect to the Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder shall be deemed an Affiliate of such Holder.

(h) “Company Material Adverse Effect” means any change, effect, event, occurrence, condition, state of facts or development that, either alone or in combination, has had, or would be reasonably expected to have, (a) a materially adverse effect on the business, operations, assets, liabilities or condition (financial or otherwise) or results of operations of the Company, taken as a whole or (b) a material impairment on or material delay in the ability of the Company to perform its material obligations under this Agreement or any Ancillary Document or to consummate the transactions contemplated by this Agreement and/or the Ancillary Documents.

(i) “Governmental Entity” means any court, administrative or regulatory agency or commission or other governmental or arbitral body or authority or instrumentality, including the SEC and any state-controlled or owned corporation or enterprise, in each case whether federal, state, local or foreign, and any applicable industry self-regulatory organization (including Nasdaq).

(j) “Law” means any federal, state, local or foreign law, statute or ordinance, or any rule, code, treaty, constitution, regulation, judgment, order, writ, injunction, ruling, decree, administrative interpretation or agency requirement of any Governmental Entity.

(k) “Permitted Liens” means (i) Liens arising under this Agreement, the A&R RRA or any other agreement to which the Company is a party, (ii) Liens imposed by the Company and (iii) restrictions on transfer arising under applicable securities laws.

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(l) “SEC” means the United States Securities and Exchange Commission.

Section 5.12. Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

Section 5.13. Severability. If any provision of this Agreement or the application thereof to any person (including the officers and directors of the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 5.14. No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the parties hereto (and their permitted assigns), any benefit, right or remedies.

Section 5.15. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, without the necessity of posting bond or other undertaking or proving economic damages, the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity, and in the event that any action or suit is brought in equity to enforce the provisions of this Agreement, and no party will allege, and each party hereby waives, the defense or counterclaim that there is an adequate remedy at law.

Section 5.16. Termination. The obligations of the Company, on the one hand, and each Holder, on the other hand, to effect the Exchange shall terminate as follows:

(a) Upon the mutual written consent of the Company and the Holders;

(b) By the Company if any of the conditions set forth in Section 4.01 or Section 4.02 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(c) By a Holder (with respect to itself only) if any of the conditions set forth in Section 4.01 or 4.03 shall have become incapable of fulfillment, and shall not have been waived by such Holder; or

(d) By either the Company or any Holder (with respect to itself only) if the Effective Time has not occurred on or prior to the fifth Business Day following the date of this Agreement;

provided, however, that, in the case of clauses (b) and (c) above, the party seeking to terminate its obligation to effect the Exchange shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

Section 5.17. Expenses. Regardless of whether the Effective Time occurs, the Company shall promptly pay or reimburse the Holders for all fees and expenses, including legal fees and expenses, incurred in connection with the negotiation and drafting of this Agreement, the Ancillary Documents and any other agreement entered into in connection herewith and the consummation (or termination) of the transactions contemplated hereby and thereby.

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Section 5.18. Other Agreements. The Company has not entered into any subscription agreement, purchase agreement or similar agreement, including any side letter, with any investor in connection with such investor’s participation in the transactions contemplated by the Purchase Agreement or the offering of securities contemplated thereby, or any other transaction to be consummated in connection herewith or therewith, other than the Purchase Agreement. The economic and other terms of the Purchase Agreement and the other Transaction Agreements are no more favorable to the investor(s) signatory thereto than the terms of this Agreement and the terms of the Warrants, and the Company shall not permit the Purchase Agreement or any other Transaction Agreement to be amended, modified or supplemented, and shall not waive any provisions thereof, in each case, in a manner the provides any investor(s) with any right (economic or otherwise) that is more favorable to such investor(s) than the rights afforded to the Holders hereunder or under the Warrants.

[The remainder of this page is intentionally left blank—signature pages follow]

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IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed as of the date first written above.

THE COMPANY: THE ONCOLOGY INSTITUTE, INC.

By:	/s/ Daniel Virnich
Name: Daniel Virnich
Title: Chief Executive Officer

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THE HOLDERS:

DEERFIELD PARTNERS, L.P.

By: Deerfield Mgmt, L.P., General Partner
By: J.E. Flynn Capital, LLC, General Partner

By:	/s/ Elliot Press
Name: Elliot Press
Title: Authorized Signatory

DEERFIELD PRIVATE DESIGN FUND IV, L.P.

By: Deerfield Mgmt IV, L.P., General Partner
By: J.E. Flynn Capital IV, LLC, General Partner

By:	/s/ Elliot Press
Name: Elliot Press
Title: Authorized Signatory

DEERFIELD PRIVATE DESIGN FUND V, L.P.

By: Deerfield Mgmt V, L.P., General Partner
By: J.E. Flynn Capital V, LLC, General Partner

By:	/s/ Elliot Press
Name: Elliot Press
Title: Authorized Signatory

Schedule A

[Intentionally Omitted]

Exhibit A

Form of Amendment to Certificate of Designations

[Intentionally Omitted]

Exhibit B

Form of Warrant

[Intentionally Omitted]

Exhibit C

Form of Registration Rights Agreement

[Intentionally Omitted]